                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of September 7, 1999 among Aerolink International, Inc., a Pennsylvania corporation, Aerolink Maintenance, Inc., a Pennsylvania corporation, Aerolink Management, Inc., a Pennsylvania corporation, Aerolink International, L.P. a Pennsylvania limited partnership, (collectively, the "ADDITIONAL GUARANTORS"), Worldwide Flight Services, Inc., a Delaware corporation (the "COMPANY"), Worldwide Flight Finance Company, a Delaware corporation, Worldwide Flight Security Service Corporation, a Delaware corporation, Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation, (collectively, the "GUARANTORS") and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of August 12, 1999, providing for the issuance of an aggregate principal amount of $130,000,000 of 12 1/4% Series A Notes due 2007;

                  WHEREAS, Section 4.23 of the Indenture provides that under certain circumstances the Company and the Guarantors are required to cause the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company's Obligations under the Indenture and the Securities pursuant to a guarantee (the "ADDITIONAL GUARANTEE") on the terms and conditions of the Guarantee by the Guarantors in Article 11 of the Indenture and on the other terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 7.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Additional Guarantors hereby agree, jointly and severally with all other guarantors, to guarantee the Company's Obligations under the Indenture and the Securities on the terms and subject to the conditions set forth herein and in Article 11 of the Indenture (including the obligation to pay Liquidated Damages under the provisions of the Registration Rights Agreement) and to be bound by all other applicable provisions of the Indenture. Pursuant to Section 11.01 of the Indenture, the Additional Guarantors agree that the Subsidiary Guarantees set forth in Article 11 of the Indenture, as

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supplemented by its agreement to guarantee contained herein shall remain in full force and effect and apply to all of the Securities notwithstanding any failure by the Additional Guarantors to endorse on such Securities a notation of the Subsidiary Guarantor.

                  3. RELEASE OF ADDITIONAL GUARANTOR. In the event that the holders of any of the Company's other Indebtedness which is guaranteed by the Additional Guarantors release the Additional Guarantors from its guarantee in respect of such other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such other Indebtedness by the Additional Guarantors, the Additional Guarantors shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantors reincurring or reinstating such guarantee under such other Indebtedness shall execute and reinstate its Additional Guarantee hereunder.

                  Upon receipt of an Officers' Certificate, the Trustee shall execute any documents reasonably requested by the Company, the Guarantors or the Additional Guarantors in order to evidence the release of such Additional Guarantors from its obligations under the Additional Guarantee.

                  4. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantors or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantors or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

                  Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Securities.

                  5. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  7. EFFECT OF THE HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                                              ADDITIONAL GUARANTORS:

                                              AEROLINK INTERNATIONAL, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:

                                              AEROLINK MAINTENANCE, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:

                                              AEROLINK MANAGEMENT, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name: Peter A. Pappas
                                                  Title:

                                              AEROLINK INTERNATIONAL, L.P.
                                              by Aerolink Management, Inc., its
                                              General Partner


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:

                                              COMPANY:

                                              WORLDWIDE FLIGHT SERVICES, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


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                                              GUARANTORS:

                                              WORLDWIDE FLIGHT FINANCE COMPANY


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


                                              WORLDWIDE FLIGHT SECURITY SERVICE
                                              CORPORATION


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


                                              MIAMI INTERNATIONAL AIRPORT CARGO
                                              FACILITIES & SERVICES, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


                                              INTERNATIONAL ENTERPRISES GROUP,
                                              INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


                                              MIAMI AIRCRAFT SUPPORT, INC.


                                              By: /s/ Peter A. Pappas
                                                  -----------------------------
                                                  Name:  Peter A. Pappas
                                                  Title:


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                                          TRUSTEE:

                                          THE BANK OF NEW YORK



                                          By: /s/ VAN K BROWN
                                              -------------------------------
                                              Name: Van K Brown
                                              Title: Assistant Vice President









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